Exhibit 99.1

FOR IMMEDIATE RELEASE

Gary W. Gray
Verilink Corporation
510.771.3354
gary.gray@verilink.com

Verilink Reports First Quarter 2006 Financial Results

Company Reports Revenues of $11.0 Million and Amends Senior Notes

CENTENNIAL, CO — October 31, 2005 — Verilink Corporation (Nasdaq: VRLK), a leading provider of broadband access solutions, today reported its financial results for the first fiscal quarter ended September 30, 2005.

Net sales were $11.0 million, a decrease of 11% year over year from $12.3 million in the same period of fiscal 2005. Net loss computed in accordance with generally accepted accounting principles (GAAP) for the first quarter of fiscal 2006 was $1.9 million, or $(0.08) per share, compared to net loss of $24.5 million, or $(1.19) per share in the first quarter of fiscal 2005.

First quarter GAAP results included acquisition-related and other items totaling $1.1 million, which includes stock based compensation of $552,000 due to our adoption of SFAS No. 123R, Share Based Payment, as of July 2, 2005 and intangible assets amortization of $564,000. Excluding the effects of these items, non-GAAP loss was $815,000 or $(0.04) per share, compared to a non-GAAP loss for the first quarter of fiscal 2005 of $3 million or $(0.14) per share. For the year-ago quarter, the net adjustment to reconcile to the GAAP net loss totaled $21.5 million, which included a $20 million charge for impairment of goodwill, intangible assets amortization of $572,000, restructuring charges of $443,000, compensation expense of $233,000 related to restricted stock awards, and direct acquisition costs paid and expensed of $287,000 (see “Use of Non-GAAP Financial Measures” below).

“Revenues were down sequentially due to various factors, primarily the timing of orders from a large carrier customer and our focus to improve gross margins, which resulted in our decision to forego lower-margin business,” stated Leigh S. Belden, President and CEO of Verilink. “Despite the lower revenues, we were able to improve gross margins by 350 basis points, reduce non-GAAP operating expenses by $1.3 million and substantially narrow our non-GAAP operating loss on a sequential basis as a result of actions we took to accelerate our return to profitability. From a business development standpoint, we acquired the ArcaDACSTM Digital Cross Connect and SechtorTM 300 Multiservice Edge Concentrator product lines from Zhone to ensure continuity and expansion of our footprint with our largest customer, as well as to extend our offering across the “last mile” from the customer premise to the network edge.”

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Verilink Reports First Quarter 2006 Financial Results

First Quarter 2006 Summary:

•	Revenues of $11.0 million, an 11% decrease from Q1 2005
•	Improved gross margin to 38%, up 350 basis points sequentially
•	Reduction in operating expenses of $1.3 million, net of amortization and stock based compensation
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Significant progress made in our wireless business with the qualification of the NetPath™ 2000 with major wireless carriers; expansion of our distribution channel with several major partners added during the quarter

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Acquired the ArcaDACS 100 and Sechtor 300 product lines from Zhone Technologies, Inc. effective as of October 1, 2005, providing continuity with our largest customer, gaining new customers, and improving product line gross margin in future periods

Amendment of Senior Convertible Notes and Related Documents

Verilink and the holders of its senior secured convertible notes issued March 21, 2005 have agreed to reduce the “target working capital” amounts under the terms of the notes to $6.5 million for the quarter ended September 30, 2005, and for subsequent quarters, to $6.8 million less 80% of the principal amount of any notes redeemed or converted subsequent to the date of the amendment plus 80% of the principal amount of any newly issued notes from the exercise of the holders’ right to purchase additional notes. Under the terms of the notes, if the Company’s tested working capital as of the end of a fiscal quarter does not meet the target working capital amount, the holders of the notes may require the Company to make certain additional principal payments on the notes.

Verilink has also agreed to apply 50% of the net proceeds (after satisfaction of the first mortgage, commissions and closing costs) from a sale of its Explorer Boulevard property in Huntsville, Alabama to reduce the outstanding principal amount of the notes. Verilink has agreed to reduce the exercise price of the warrants for 830,563 shares of common stock issued in connection with the initial issuance of the notes to $.93 per share of common stock.

As part of the initial purchase of these notes and warrants in March 2005, the holders acquired additional investment rights to purchase up to an aggregate of $5 million in principal amount of additional notes. The Company has agreed to reduce the conversion price of the additional notes that would be issued if the holders exercise their additional investment rights to $1.00 per share of common stock, and to extend the expiration of the holders’ right to exercise their additional investment rights to June 29, 2006. The conversion price of the currently outstanding $8 million principal amount of notes is $3.01 per share and has not been amended.

The amendments also include revisions to the default and restricted payment provisions of the notes and certain other changes to the transaction documents, which will be reported in a Current Report on Form 8-K.

Conference Call Information

Verilink will hold its first quarter conference call on Thursday, November 3rd at 5:00 p.m. ET/3:00 p.m. MT. Investors are invited to listen to a live audio web cast of the conference call by accessing the Investor section of the company’s web site at http://www.verilink.com. The web cast replay will be available on-line following the conference call at approximately 7:00 p.m. Eastern Time.

Verilink Reports First Quarter 2006 Financial Results

Use of Non-GAAP Financial Measures

Non-GAAP income excludes stock based compensation, intangible asset amortization, other acquisition-related expenses, impairment charges, restructuring charges, and other items and is not a measure of financial performance under GAAP and should not be considered a substitute for or superior to GAAP net income or loss. Verilink’s management uses non-GAAP income as a financial measure to evaluate operating performance. Management believes this measure presents the Company’s results on a more comparable operational basis by excluding certain non-cash expenses and amortization expense, non-operational expenses associated with mergers and acquisitions, and significant and unusual non-recurring items as well as stock-based compensation charges under newly implemented accounting standards. Other companies may calculate non-GAAP income in a different manner, so this measure may not be comparable to similar measures presented by other companies. A reconciliation of Verilink’s GAAP net income (loss) to non-GAAP income (loss) is set forth below.

About Verilink Corporation

Verilink Corporation (Nasdaq: VRLK) is a leading provider of next-generation broadband access solutions for today’s and tomorrow’s networks. The company develops, manufactures and markets a broad suite of products that enable carriers (ILECs, CLECs, IXCs, and IOCs) and enterprises to build converged access networks to deliver cost-effective next-generation communications services to their end customers. The company’s products include a complete line of VoIP, VoATM, VoDSL and TDM-based integrated access devices (IADs), optical access products, wireless access devices, and bandwidth aggregation solutions including CSU/DSUs, multiplexers and DACS. The company also provides turnkey professional services to help carriers plan, manage and accelerate the deployment of new services. Verilink is headquartered in Centennial, CO (metro Denver area) with operations in Madison, AL and Newark, CA and sales offices in the U.S. and Europe. To learn more about Verilink, visit the company’s website at http://www.verilink.com.

Note: Except for the historical information contained herein, the matters set forth in this press release, including statements as to the expected benefits of acquisitions, future product offerings, expected synergies, cost savings, discussions with lenders seeking relief, and margins, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, the potential impact on the Company’s liquidity and operations in the event of default of the Company’s debt; the ability to successfully integrate acquisitions and achieve expected synergies; the ability of the combined company to develop and market successfully and in a timely manner new products and to predict market demand for particular products; the impact of competitive products and pricing and of alternative technological advances; the ability to increase sales of acquired product lines; the sufficiency of cost-saving activities; sufficient cash flow to fund operations and lower than expected cash flows from operations; risks associated with the Company’s working capital deficiency and “going concern” paragraph in the report of independent registered public accounting firm for the audited fiscal 2005 financial statements; possible negative effects on our customer base, employees and our ability to obtain additional financing; fluctuations in operating results and general industry, economic and internal controls; the impact of price and product competition; the impact of customer concentration and the financial strength of customers; and changes in demand for the Company’s products. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements are included in Verilink’s Annual Report on Form 10-K for the fiscal year ended July 1, 2005. These forward-looking statements speak only as of the date hereof. Verilink disclaims any intention or obligation to update or revise any forward-looking statements.

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Verilink, the Verilink logo are registered trademarks of Verilink Corporation. Larscom is a registered trademark of Larscom Incorporated. All other trademarks or registered trademarks are the property of the respective owners.

Verilink Reports First Quarter 2006 Financial Results

VERILINK CORPORATION
GAAP Condensed Consolidated Statements Of Operations
(Unaudited, in thousands, except per share amounts)

	Three Months Ended

	September 30, 2005	October 1, 2004

Net sales:
Product	$8,411	$9,718
Service	2,557	2,566

Total net sales	10,968	12,284

Cost of sales:
Product	5,643	7,531
Service	1,158	964

Total cost of sales(1)	6,801	8,495

Gross profit	4,167	3,789
Operating expenses:
Research and development(2)	1,467	2,252
Selling, general and administrative(3)	3,530	5,107
Amortization of intangible assets	564	572
Impairment charge related to goodwill	—	19,984
Restructuring charges	—	443

Loss from operations	(1,394)	(24,569)
Interest and other income, net(4)	165	213
Interest expense	(702)	(115)

Loss before provision for income taxes	(1,931)	(24,471)
Provision for income taxes	—	—

Net loss	$(1,931)	$(24,471)

Net loss per share – basic and diluted	$(0.08)	$(1.19)

Shares used in per share calculation – basic and diluted	23,145	20,608

Notes:
(1) Cost of sales includes the following:
Stock based compensation	$85	$15
Retention bonuses accrued	—	12

	$85	$27

(2) Research and development expenses include the following:
Stock based compensation	$66	$98
Retention bonuses accrued	—	29

	$66	$127

(3) Selling, general and administrative expenses include the following:
Stock based compensation	$401	$120
Retention bonuses accrued	—	45
Direct acquisition related expenses expensed	—	287

	$401	$452

(4) Interest and other income, net includes the following:
Income from reduction in convertible note due to accrual of retention bonuses noted above	$—	$86

Verilink Reports First Quarter 2006 Financial Results

VERILINK CORPORATION
Reconciliation of GAAP Net Income (Loss) to Pro Forma Non-GAAP Income (Loss)
(Unaudited, in thousands)

	Three Months Ended

	September 30, 2005	October 1, 2004

GAAP net income (loss)	$(1,931)	$(24,471)
Acquisition-related and other items:
Stock based compensation	552	233
Amortization of acquired intangible assets	564	572
Impairment charge related to goodwill	—	19,984
Restructuring charges	—	443
Direct acquisition costs paid and expensed	—	287
Retention bonuses accrued in connection with XEL acquisition, net of impact from reduction in convertible notes	—	—

Pro forma non-GAAP income (loss)	$(815)	$(2,952)

Pro forma non-GAAP adjustments: The pro forma non-GAAP adjustments above are based on our unaudited consolidated statements of operations for the periods shown. These adjustments relate to stock based compensation recorded as a result of our adoption of SFAS No. 123R, Share Based Payment, as of July 2, 2005; compensation expense recorded from stock and restricted stock grants awarded following the XEL acquisition; compensation expense related to bonuses paid to certain XEL employees after the acquisition, net of impact on convertible notes payable; other intangible assets recorded as the result of the acquisition of TxPort, Inc. in November 1998, the acquisition of the 6000/8000 IAD product line in January 2003, the acquisition of the Miniplex product line in July 2003, the acquisition of XEL Communications, Inc. in February 2004, and the acquisition of Larscom Incorporated in July 2004; impairment charges related to goodwill; restructuring charges related to the consolidation of certain operations, administrative, and engineering functions; and direct acquisition costs paid and expensed related to the Larscom acquisition. Verilink has chosen to provide this supplemental information to investors to enable them to perform additional comparisons of operating results and to illustrate the results of on-going operations. Please see previous discussion regarding the use of non-GAAP measures.

Verilink Reports First Quarter 2006 Financial Results

VERILINK CORPORATION
GAAP Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	September 30, 2005	July 1, 2005

ASSETS
Current assets:
Cash and cash equivalents	$2,502	$3,504
Restricted cash	333	333
Accounts receivable, net	7,914	10,068
Inventories, net	5,145	5,256
Other current assets	786	744

Total current assets	16,680	19,905
Property held for lease, net	6,027	6,076
Property, plant and equipment, net	1,462	1,697
Goodwill	1,114	1,114
Other intangible assets, net	12,689	13,253
Other assets	283	283

Total assets	$38,255	$42,328

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$18,856	$20,792
Long-term liabilities	4,937	5,764
Stockholders’ equity	14,462	15,772

Total liabilities and stockholders’ equity	$38,255	$42,328

Verilink Reports First Quarter 2006 Financial Results

VERILINK CORPORATION
Tested Working Capital
(as defined in the Company’s Senior Convertible Notes)

The terms of the Company’s senior convertible notes require the Company to include the amount of its “tested working capital”, as defined in the senior convertible notes, in the quarterly announcement of its operating results. At September 30, 2005, tested working capital was $6.77 million, which exceeds the $6.5 million target under the terms of the notes as amended. Tested working capital is a non-GAAP financial measure and is not provided as a measure of the company’s operating performance or liquidity and is not used by the company as a measure of performance or liquidity. Tested working capital is provided herein solely as supplemental information with respect to the special installment payment requirements under the notes. For a description of the tested working capital requirements under the notes, see the company’s Current Report on Form 8-K/A, dated April 19, 2005. A reconciliation of non-GAAP tested working capital to GAAP working capital as of September 30, 2005 is set forth below.

Tested working capital:
Cash and cash equivalents	$2,502
Accounts receivable, net	7,914
Other receivables, included in other current assets	370
Less: accounts payable	(4,014)

Tested working capital	6,772
Other components of GAAP working capital:
Restricted cash	333
Inventories, net	5,145
Other current assets, excluding other receivables above	416
Less: current liabilities other than accounts payable	(14,842)

GAAP working capital (deficit)	$(2,176)